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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 11, 1996
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                      P.A.M. Transportation Services, Inc.
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             (Exact name of registrant as specified in its charter)


Delaware                                0-15057                 71-0633135
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
of incorporation)                                           Identification No.)



Highway 412 West, P.O. Box 188, Tontitown, Arkansas                72770
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(Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code           (501) 361-9111
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                                 Not applicable
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         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On March 11, 1996, P.A.M. Transportation Services, Inc., a Delaware corporation (the "Company"), closed the purchase of all of the outstanding capital stock (the "Shares") of Allen Freight Services, Inc. ("AFS"), a Missouri corporation pursuant to a Stock Purchase Agreement by and among the Company, AFS and the AFS shareholders (the "Agreement"). The total purchase price for the Shares was $200,000, which was negotiated by the parties at arms-length. Pursuant to the Agreement, certain officers and employees of AFS have entered into employment agreements and non-competition agreements with AFS and the Company. Haddon N. Allen will continue to serve as the President of AFS. The Company paid the purchase price by utilizing its existing line of credit with First Tennessee Bank National Association.

     AFS is engaged in the truckload common and contract motor carrier business, and is based in Jacksonville, Florida.





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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       P.A.M. TRANSPORTATION SERVICES, INC.



                                       By: /s/ Larry J. Goddard
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                                                Larry J. Goddard
                                                Vice President Finance

Dated: March 21, 1996
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